UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

ENERGEM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 10, Tower 11, Avenue 5, No. 8, Jalan Kerinchi, Bangsar South Wilayah Persekutuan Kuala Lumpur, Malaysia	59200
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class is to be registered	Name of each exchange on which to be so registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one redeemable warrant	The NASDAQ Stock Market LLC
Class A ordinary shares included as part of the units	The NASDAQ Stock Market LLC
Redeemable warrants included as part of the units	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.

(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.

(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-259443

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, shares of Class A common stock and warrants to purchase shares of Class A common stock of Energem Corp. (the “Registrant”). The description of the units, Class A common stock and warrants contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-259443), filed with the U.S. Securities and Exchange Commission on November 9, 2021, as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 15, 2021	ENERGEM CORP

	By:	/s/ Swee Guan Hoo
	Name:	Swee Guan Hoo
	Title:	Chief Executive Officer